Exhibit 5.1

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

October 9, 2015

PBF Logistics LP

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Ladies and Gentlemen:

We have acted as counsel for PBF Logistics LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), as amended, filed on the date hereof with the Securities and Exchange Commission (the “Commission”) by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of (a) common units representing limited partner interests in the Partnership (the “Common Units”), (b) preferred units representing limited partner interests in the Partnership (the “Preferred Units”), (c) partnership securities representing limited partner interests or additional equity interests in the Partnership (“Partnership Securities”), (d) warrants to purchase Common Units, Preferred Units or Partnership Securities (“Warrants”) and (e) rights to purchase Common Units, Preferred Units, Partnership Securities or Warrants (“Rights,” and together with the Common Units, the Preferred Units, Partnership Securities and Warrants, the “Securities”). We have also participated in the preparation of the prospectus (“Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus.

In rendering the opinions set forth below, we have examined (i) the Registration Statement, including the Prospectus, (ii) the Certificate of Limited Partnership of the Partnership, (iii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 15, 2014 (the “Partnership Agreement”), (iv) resolutions of PBF Logistics GP LLC, a Delaware limited liability company and the general partner of the Partnership, and (v) such other certificates, statutes and other instruments and documents as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) each person signing documents we examined has the legal authority and capacity to do so; (v) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and at the time of issuance of any Securities proposed to be offered and sold pursuant thereto will remain effective, and comply with all applicable laws; (vii) a Prospectus Supplement to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement to the Prospectus; (ix) a definitive purchase, underwriting, warrant, rights or similar agreement, as applicable, with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (x) any securities issuable upon conversion, exchange or exercise of any of the Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (xi) the certificates for the Securities will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Securities.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

2. With respect to the Preferred Units, when (a) the Partnership has taken all necessary action to approve the issuance and terms of such Preferred Units, the terms of the offering thereof and related matters and (b) the Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Preferred Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

3. With respect to the Partnership Securities, when (a) the Partnership has taken all necessary action to approve the issuance and terms of such Partnership Securities, the terms of the offering thereof and related matters and (b) the Partnership Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Partnership Securities will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

4. With respect to the Warrants, when (a) the Partnership has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering and related matters and (b) the Warrants have been issued and delivered in accordance with the terms of the applicable warrant agreement or similar agreement approved by the Partnership, and upon payment of any consideration therefor provided for therein and in any applicable definitive warrant or similar agreement approved by the Partnership, then the Warrants will constitute valid and legally binding obligations of the Partnership, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

5. With respect to the Rights, when (a) the Partnership has taken all necessary action to approve the issuance and terms of such Rights, the terms of the offering and related matters and (b) the Rights have been issued and delivered in accordance with the terms of the applicable rights agreement or similar agreement approved by the Partnership, and upon payment of any consideration therefor provided for therein and in any applicable definitive rights or similar agreement approved by the Partnership, then the Rights will constitute valid and legally binding obligations of the Partnership, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

(i)	These opinions are limited in all respects to the laws of the State of New York, the federal laws of the United States of America and the Delaware LP Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws), and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

(ii)	We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP